Exhibit 8.1

List of Subsidiaries of Grupo Aeroportuario del Pacífico, S.A.B. de C.V.

(as of December 31, 2024)

Name of Company	Jurisdiction of Organization	Percentage Owned (1)	Description
Aeropuerto de Guadalajara, S.A. de C.V.	Mexico	100%	Holds concession for Guadalajara International Airport
Aeropuerto de Tijuana, S.A. de C.V.	Mexico	100%	Holds concession for Tijuana International Airport
Aeropuerto de Puerto Vallarta, S.A. de C.V.	Mexico	100%	Holds concession for Puerto Vallarta International Airport
Aeropuerto de San José del Cabo, S.A. de C.V.	Mexico	100%	Holds concession for Los Cabos International Airport
Aeropuerto de Hermosillo, S.A. de C.V.	Mexico	100%	Holds concession for Hermosillo International Airport
Aeropuerto del Bajío, S.A. de C.V.	Mexico	100%	Holds concession for Guanajuato International Airport
Aeropuerto de Morelia, S.A. de C.V.	Mexico	100%	Holds concession for Morelia International Airport
Aeropuerto de La Paz, S.A. de C.V.	Mexico	100%	Holds concession for La Paz International Airport
Aeropuerto de Aguascalientes, S.A. de C.V.	Mexico	100%	Holds concession for Aguascalientes International Airport
Aeropuerto de Mexicali, S.A. de C.V.	Mexico	100%	Holds concession for Mexicali International Airport
Aeropuerto de Los Mochis, S.A. de C.V.	Mexico	100%	Holds concession for Los Mochis International Airport
Aeropuerto de Manzanillo, S.A. de C.V.	Mexico	100%	Holds concession for Manzanillo International Airport
Desarrollo de Concesiones Aeroportuarias, S.L.U.	Spain	100%	Management administration, maintenance, servicing of all types of infrastructure
MBJ Airports Limited	Jamaica	74.5%	Holds concession for Montego Bay International Airport
Servicios a la Infraestructura Aeroportuaria del Pacífico, S.A. de C.V.	Mexico	100%	Administrative services
Corporativo de Servicios Aeroportuarios, S.A. de C.V.	Mexico	100%	Provides personnel services
Puerta Cero Parking, S.A. de C.V.	Mexico	100%	Operation of parking lot
GA del Pacífico Participações do Brasil LTDA	Brazil	100%	Holding company for other acquisitions (incorporated in 2010; not operational through the date of this filing)
Fundación Grupo Aeroportuario del Pacífico, A.C.	Mexico	100%	Non-profit Organization dedicated to social orientation and infrastructure support of educational institutions
Aerocomercializadora del Pacífico, S.A. de C.V.	Mexico	100%	Operation of hotel infrastructure and other commercial services
PAC Kingston Airport Limited (PACKAL)	Jamaica	100%	Holds concession for Norman Manley International Airport

Inmuebles Especializados Matrix, S.A. de C.V. (IEM)	Mexico	100%	Subleasing of cargo operation areas and hangars
Aerohoteles del Pacific, S.A. de C.V. (AHP)	Mexico	100%	Operation of hotels with other integrated services
Guadalajara World Trade Center, S.A. de C.V. (GWTC)	Mexico	51.5%	Cargo and bonded warehouses
Diseños Técnicos de Infraestructura MCE, S.A. de C.V. (DTI)	Mexico	100%	Project development

(1) We directly hold 99.99% of the shares in each of our Mexican operating subsidiaries. The remaining shares of SIAP are held by Aeropuerto de Guadalajara, S.A. de C.V., while the remaining shares of our other Mexican subsidiaries are held by SIAP. As a result, we directly or indirectly hold 100% of the shares of each of our subsidiaries except MBJA and GWTC.